Exhibit 24.1 – Power of Attorney
POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Mary E. Junck and Carl G. Schmidt, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof. These Powers of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Mary E. Junck	/s/ Carl G. Schmidt
Mary E. Junck	Carl G. Schmidt
Chairman, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

Signature	Date

/s/ Richard R. Cole
Richard R. Cole, Director	May 8, 2014

/s/ Nancy S. Donovan
Nancy S. Donovan, Director	May 8, 2014

/s/ Leonard J. Elmore
Leonard J. Elmore, Director	May 8, 2014

/s/ Brent Magid
Brent Magid, Director	May 8, 2014

/s/ William E. Mayer
William E. Mayer, Director	May 8, 2014

/s/ Herbert W. Moloney III
Herbert W. Moloney III, Director	May 8, 2014

/s/ Andrew E. Newman
Andrew E. Newman, Director	May 8, 2014

/s/ Gregory P. Schermer
Gregory P. Schermer, Director	May 8, 2014

/s/ Mark Vittert
Mark Vittert, Director	May 8, 2014